Illustrative Proved Reserve Roll-Forward Note: The illustrative reserve values above represent an estimate of future reserve values and the Company cannot guarantee that these values will be achieved The Company has estimated its proved reserve value over time assuming both a July 29, 2016 NYMEX strip price and an illustrative downside price based on 75% of the NYMEX strip price Assumes the development pace as laid out in the Status Quo Business Plan Exhibit 99.2 Subject to FRE 408 Preliminary Draft for Discussion Purposes Only